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                                                                  EXHIBIT 3.01


                 As Amended Through
                 April 28, 1995




                           UNITED CITIES GAS COMPANY

                       AMENDED ARTICLES OF INCORPORATION

                     (A Public Service Company Incorporated
                    under the Laws of Illinois and Virginia)


                                  ARTICLE ONE

                 The name of the corporation is:  United Cities Gas Company.


                                  ARTICLE TWO

                 The address of its present registered office in the State of Illinois is 33 North LaSalle Street, in the City of Chicago 60602, County of Cook, and the name of its Registered Agent at said address is: United States Corporation Company. The address of its present registered office in the Commonwealth of Virginia is 707 E. Main Street, Richmond, Virginia 23212, and the name of its Registered Agent is Richard D. Gary, who is a resident of Virginia, whose business address is the same as the address of the registered office, and who is a member of the Virginia State Bar.


                                 ARTICLE THREE

                 The duration of the corporation is perpetual.


                                  ARTICLE FOUR

                 The purpose or purposes for which the corporation is organized are, as a public service company, to manufacture, buy, distribute and sell natural and/or artificial gas for light, heat, power, refrigeration and other purposes for which the same may now or at any time hereafter be used, and also to sell the by-products and residual products therefrom, and to construct or in any manner acquire and to maintain, operate, mortgage, sell and in any manner dispose of works, equipment, appliances and facilities therefor or for use in connection therewith; to construct, lay, purchase or in any manner acquire and to maintain and operate, and to sell, encumber or in any manner dispose of pipe lines and gas mains for the sale, distribution and transportation of natural and/or artificial gas for the purposes





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aforesaid in, over, through or under any streets, alleys, roads, highways, or other public places, and in, over, through or under any private or public property.


                                  ARTICLE FIVE

                 Paragraph 1: The aggregate number of shares which the corporation is authorized to issue is 40,200,000, divided into two classes consisting of 200,000 shares designated as Preferred Stock, without par value, issuable in series as hereinafter provided, (hereinafter referred to as the "Preferred Stock"), and 40,000,000 shares designated as Common Stock, without par value (hereinafter referred to as the "Common Stock").

                 Paragraph 2: The preferences, qualifications, limitations, restrictions, and the special or relative rights in respect of the shares of each class hereinabove designated shall be as follows:

                 SECTION 1. Issuance of Preferred in Series. The Preferred Stock may be divided into and issued from time to time as shares of one or more series, each series to be appropriately designated by a distinguishing number, letter, or title prior to the issue of any shares thereof. The Preferred Stock of all series shall be of the same class and of equal rank and shall be identical except as to the terms that may be fixed by the Board of Directors as hereinafter in this Section 1 provided. All shares of each series shall be alike in every particular. Before any shares of Preferred Stock of any series shall be issued, the Board of Directors shall fix and is hereby expressly empowered to fix, in the manner provided by law, the following relative rights and preferences, in respect of any or all of which there may be variations between different series:

                 (i) The designation of such series and the number of shares which shall constitute such series, which number may, unless the authorized number of shares of such series shall be limited, be increased or decreased (but not below the number of shares thereof, if any, then outstanding) from time to time by like action of the Board of Directors;

                (ii)  The rate of dividend;

               (iii) The price at and the terms and conditions on which shares may be redeemed;

                (iv) The amount payable on shares of such series in the event of any voluntary liquidation, dissolution or winding up of the affairs of the corporation;

                 (v) The amount payable on shares of such series in the event of any involuntary liquidation, dissolution or winding up of the affairs of the corporation;

                (vi) Any sinking fund provisions for the redemption or purchase of shares;




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              (vii)  The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

             (viii) Any special voting rights providing for the required approval of a specified proportion of the shares of any series for any specified corporate action;

so far as not inconsistent with the provisions of this Article Five applicable to all series of Preferred Stock. Shares of Preferred Stock shall be issued only as full-paid and nonassessable shares.

                 All or any shares of any series of Preferred Stock at any time redeemed, purchased or acquired by the corporation shall be canceled in accordance with law and shall not be reissued as shares of the same series, but shall become authorized and unissued shares of Preferred stock undesignated as to series.

                 SECTION 2. Dividends. Out of any source lawfully available for the payment of dividends, as and when declared by the Board of Directors, the holders of Preferred Stock of each series shall be entitled to receive dividends at, but not exceeding, the maximum dividend rate fixed for such series and expressed in the certificates therefore, payable at the times fixed for such series and expressed in the certificates therefore, and accruing from the date of original issue of each share of such stock, before any dividends shall be declared or paid or set apart for payment on Common Stock and before any sum shall be paid or set apart for the purchase or redemption of any Preferred Stock.

                 After full dividends on Preferred Stock for all past dividend periods and for the then current dividend period shall have been declared and paid, or set apart for payment, then, and not otherwise, dividends may be declared and paid out of any remaining source lawfully available for the payment thereof upon the Common Stock, share and share alike, to the exclusion of the holders of Preferred Stock.


                 SECTION 3. Liquidation, Dissolution or Winding Up. In the event of any voluntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of the Preferred Stock of each series shall be entitled to receive in cash for each share thereof the amount fixed for the respective series as herein provided, with an amount equal to any accrued and unpaid dividends thereon to the date fixed for such payment, before any distribution of the assets shall be made to the holders of Common Stock. After such payment shall have been made in full to the




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holders of the outstanding Preferred Stock or funds necessary for such payment shall have been set aside by the corporation in trust for the account of the holders of the outstanding Preferred Stock so as to be and continue available therefor, the remaining assets of the corporation shall be divided and distributed among the holders of the Common Stock ratably, share and share alike. If, upon such liquidation, dissolution or winding-up, the assets of the corporation distributable aforesaid among the holders of the Preferred Stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably according to their respective interest among the holders of the Preferred Stock. A consolidation or merger of the corporation or any purchase or redemption of the stock of the corporation or any purchase or redemption of stock of the corporation of any class shall not be regarded as a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this Section 3.

         SECTION 4. Common Stock. Subject to the foregoing provisions of this Article Five, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid out of funds legally available therefore upon the Common Stock of the corporation from time to time.

                 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, after payment to the holders of Preferred Stock of the amounts to which they are entitled as hereinbefore provided, the holders of the Common Stock shall be entitled to share ratably in all assets then remaining subject to distribution to the shareholders.

                 SECTION 5. No Pre-Emptive Rights. No holder of any shares of the capital stock of the corporation shall be entitled as of right to purchase or subscribe for any unissued stock of any class or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of this corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of this corporation of any class, or bonds, certificates of indebtedness debentures or other securities convertible into stock of this corporation or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.




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                 SECTION 6.  Voting Rights.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

                 In all elections for directors every stockholder shall have the right to vote, in person or by proxy, for the number of shares owned by him, for as many persons as there are directors to be elected or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall think fit.


                                  ARTICLE SIX

                 The total number of Directors which constitutes the Board of Directors shall be fixed by the by-laws. The Board of Directors shall be divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such Director was elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of shareholders in 1986; each initial Director in Class II shall hold office until the annual meeting of shareholders in 1987; and each initial Director in Class III shall hold office until the annual meeting of shareholders in 1988. At least three Directors shall be elected in each year. In the event of any increase or decrease in the authorized number of Directors, (1) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and (2) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal as possible. At all meetings of the Board of Directors a majority of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by these Articles of Incorporation and except that any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions occurring within a twelve-month period) of any assets of the corporation or any subsidiary of the corporation having an aggregate book value greater than ten percent (10%) of the book value of all the assets of the corporation shall require the affirmative vote of at least 66-2/3% of the number of the entire Board of Directors as designated in the by-laws.




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                                 ARTICLE SEVEN

                 Section 1.  Vote Required for Certain Business Combinations.

                 A. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section 2 of this Article Seven:

                          (i) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

                         (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of a major part of the assets of the corporation or any Subsidiary; or

                        (iii) the issuance or transfer by the corporation or any Subsidiary of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property; or

                         (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                          (v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

         shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote




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        shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                 B. Definition of "Business Combination." The term "Business Combination" as used in this Article Seven shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this Section 1.

                 Section 2. When Higher Vote is Not Required. The provisions of Section 1 of this Article Seven shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following paragraphs A and B are met:

                 A. Approval by Disinterested Directors. The Business Combination shall have been approved by all of the Disinterested Directors (as hereinafter defined).

                 B. Price and Procedure Requirements. All of the following conditions shall have been met:

                          (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the higher of the following:

                                  (a)  (if applicable) the highest per share
                 price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of common stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

                                  (b)  the Fair Market Value per share of
                 common stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article Seven as the "Determination Date"), whichever is higher; and

                                  (c)  (if applicable) the price per share
                 equal to the Fair Market Value per share of common stock determined pursuant to the immediately preceding clause (b), multiplied by the ratio of (x) the highest




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                 per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any shares acquired by it within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of common stock on the first day in such two-year period on which the Interested Shareholder acquired beneficial ownership of any share of common stock.

                     (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

                                  (a)  (if applicable) the highest per share
                 price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it
                 (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

                                  (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

                                  (c)  the Fair Market Value per share of such
                 class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                    (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with paragraphs B(i) and B(ii) of this




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                 Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                     (iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (a) except as approved by all of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding preferred stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by all of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate is approved by all of the Disinterested Directors; and (c) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                      (v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                     (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                 Section 3. Certain Definitions. For the purposes of this Article Seven:

                 A. A "person" shall mean any individual, firm, corporation or other entity.




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                 B.  "Interested Shareholder" shall mean any person
         (other than the corporation or any Subsidiary) who or which:

                      (i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

                     (ii) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

                    (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                 C.  A person shall be a "beneficial owner" of any Voting Stock:

                          (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                          (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                          (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                 D. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph B of this
         Section 3 but shall not include any other shares of Voting Stock which may be




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         issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                 E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.

                 F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this
         Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

                 G. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by all of the Disinterested Directors then on the Board of Directors.

                 H. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

                 I. In the event of any Business Combination in which the corporation survives, the phrase "other consideration to be received" as used in paragraphs B(i) and (ii) of Section




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         2 of this Article Seven shall include the shares of common stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                 Section 4. Powers of the Board of Directors, No Effect on Board of Directors Discretion, Etc. A majority of the Directors shall have the power and duty to determine for the purposes of this Article Seven, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination constitute a major part of the assets of the corporation or any Subsidiary. A majority of the Directors shall have the further power to interpret all of the terms and provisions of this Article Seven. The fact that any Business Combination complies with the provisions of paragraph B of Section 2 of this Article Seven shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

                 Section 5. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article Seven shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

                 Section 6. Amendment, Repeal, Etc. Notwithstanding any other provisions of these Articles of Incorporation or the by-laws (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the by-laws) the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article Seven.


                                 ARTICLE EIGHT

                 The by-laws of the corporation may be made, altered, amended or repealed only by the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding capital stock of the corporation entitled to vote generally in the election of directors voting together as a single class or by the affirmative vote of 66-2/3% of the number of the entire Board of Directors as designated in the by-laws of the corporation in effect at that time.




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                 Special meetings of the shareholders may be called only by the chairman, by the president, by the secretary, by the board of directors, in the manner prescribed in the by-laws by the holders of not less than 20% of all the outstanding shares entitled to vote on the matter for which the meeting is called or by such other officers or persons as may be provided in the by-laws.

                 The holders of at least 70% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors shall be required to constitute a quorum for any meeting of the shareholders at which a vote upon the removal of one or more directors is to occur.

                 Any action required by law to be taken at any annual of special meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, only if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                                  ARTICLE NINE

                 Except where a higher approval and vote is expressly required in Article Five, Seven or Eight of these Articles of Incorporation, and except where a higher approval and vote is expressly required by any provision of applicable law which may not be superseded by a provision of the articles of incorporation, any provision of applicable law which (a) unless otherwise provided in the articles of incorporation requires the approval and affirmative vote of the holders of two-thirds or more of the outstanding shares entitled to vote on a corporate action or two-thirds or more of the outstanding shares of any class or series of shares entitled to vote as a class on a corporate action, including, but not limited to, the following corporate actions: (i) amendment to the articles of incorporation, (ii) adoption of a plan of merger, consolidation or share exchange, (iii) sale, lease, exchange or other disposition of all, or substantially all, of the corporation's properties and assets other than in the usual and regular course of the corporation's business, and (iv) dissolution of the corporation, and (b) permits the articles of incorporation to provide for a lesser approval and affirmative vote, shall only require the approval and affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the corporate action, and a majority of the outstanding shares of each class or series of shares entitled to vote as a class on the corporate action.




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